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                                                                   EXHIBIT 10.21

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into effective as of September 9, 1997 by and between IXC Communications, Inc., a Delaware corporation ("Company"), and Benjamin L. Scott ("Employee").

                                    ARTICLE I
                                   EMPLOYMENT

         The Company hereby employs Employee and Employee hereby accepts employment with the Company upon the terms and conditions set forth below.

         1.1 TERM.
             -----

                  (a) The Company acknowledges the obligation of Employee to give thirty-day notice of termination to his prior employer. However, Employee must commence employment with the Company no later than October 31, 1997, with the actual date that the Employee commences employment with the Company to be referred to in this Agreement as the Employee's "Commencement Date." The term of this Agreement will continue for five (5) years from the Commencement Date.

                  (b) This Agreement will terminate prior to the date specified in Paragraph (a) above, upon the earliest to occur of any of the following events:

                           (i) On the six (6) month anniversary of the
                  Commencement Date if, as of that date, Employee has not permanently relocated himself and Employee's immediate family to Austin, Texas or within twenty (20) miles of its city limits ("Austin Area");

                           (ii) After having moved to the Austin Area within the
                  time period specified in Subparagraph (i) above, on the date that Employee and his immediate family cease to be permanent residents in the Austin Area. In the event of a personal hardship, the Board of Directors of the Company ("Board of Directors") will not unreasonably withhold its consent to a request by Employee for an exception to this Subparagraph
                  (ii);

                           (iii) Upon written notice to Employee that the Board
                  of Directors has determined that Employee should be terminated for Cause, as that term is defined in Section 2.4(i) of this Agreement; or

                           (iv) Upon the Employee's death, Disability (as that
                  term is defined in Internal Revenue Code ("Code") Section 22(e)(3)), or voluntary termination of employment by Employee.


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         1.2 DUTIES.
             -------

                  (a) Employee agrees to serve as President and Chief Executive Officer of the Company as well as of its major subsidiaries or in such other capacity or capacities as the Board of Directors may reasonably require that are consistent with his position, provided that the duties and responsibilities of Employee are not materially diminished and there is no change in his title or reporting responsibilities.

                  (b) Employee will report directly to the Board of Directors.

                  (c) Employee will become the Chairman of the Board of Directors of the Company no later than thirty (30) days after the 1998 Annual Meeting of Stockholders of the Company. If that does not occur, Employee may elect, in his sole and absolute discretion, to voluntarily resign and:

                           (i) Become fully vested in his Option (issued
                  pursuant to Section 2.4 of this Agreement);

                           (ii) Receive two (2) year's base salary, payable at
                  the regular payroll periods;

                           (iii) Receive a prorata portion of Employee's
                  guaranteed bonus of two hundred twenty-five thousand dollars ($225,000), as set forth in Section 2.1(b) of this Agreement;

                           (iv) Receive the remaining three hundred thousand
                  dollar ($300,000) installment of his sign-on bonus, payable at the time set forth in Section of this Agreement; and

                           (v) The Company agrees, under those circumstances, to
                  forgive the entire outstanding loan (including any accrued interest) provided to Employee under Section 2.3(b) of this Agreement.

                                   ARTICLE II
                            COMPENSATION AND BENEFITS

         2.1 COMPENSATION.
             -------------

                  (a) As compensation for accepting employment with the Company, Employee will receive the sum of six hundred and fifty thousand dollars ($650,000), three hundred and fifty thousand dollars ($350,000) of which will be paid on the Commencement Date and three hundred thousand dollars ($300,000) of which will be paid on January 1, 1999.

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                           (i) Employee may elect to defer the receipt of such
                  amounts no later than two (2) weeks prior to the date such amounts would otherwise be paid, and any such election shall be irrevocable.

                           (ii) Notwithstanding anything in this Agreement to
                  the contrary, in the event Employee's employment is terminated for any reason, Employee shall be entitled to the three hundred thousand dollars ($300,000) installment set forth above, if not previously paid, on January 1, 1999.

                  (b) As compensation for the services to be rendered under this Agreement, Employee will be entitled to receive from the Company an annual base salary of three hundred fifty thousand dollars ($350,000), payable bi-weekly, and an annual bonus for the twelve (12) month period beginning on the Commencement Date ("Employment Year") of two hundred twenty-five thousand dollars ($225,000) payable on October 31, 1998.

                  (c) With respect to periods after the end of Employee's first Employment Year, bonuses, if any, are awarded by, and at the direction of, the Board of Directors. Employee will have the opportunity to earn an annual incentive bonus. It is anticipated that such bonus will approximate fifty percent (50%) of the Employee's base salary if the Performance Goals (as that term is defined in Section 2.4(i) of this Agreement) are achieved and Employee's performance under this Agreement is satisfactory. Such bonus amount could be substantially more if the Performance Goals are substantially exceeded.

                  (d) Employee's base salary may be increased from time to time in accordance with the Company's policies and procedures.

                  (e) Notwithstanding the preceding provisions of this Section 2.1, to the extent necessary to comply with the million dollar compensation deduction limitation of Section 162(m) of the Code, the payment of items of compensation to Employee (including any amounts described in Section 2.3 of this Agreement that are includible in Employee's income) that would otherwise be nondeductible because of the application of that limitation will be nonforfeitable and an absolute obligation of the Company, but the payment will be deferred until those amounts will be deductible. Any amounts so deferred will accrue interest at the rate of nine percent (9%) per annum, compounded annually.

         2.2 BENEFITS. The Company will make available to Employee the group-term life insurance coverage and medical benefits comparable to those currently provided to the Chairman of the Company. Other fringe benefits that Employee will receive will include dental insurance, participation in the Company's 401(k) Plan, as well as the reimbursement of reasonable and appropriate business expenses, including the use of a cellular phone, all in accordance with the Company's stated policies and procedures. Some of the specific fringe benefits to be provided to Employee include, but are not limited to, the following:

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                  (a) An annual automobile allowance of twelve thousand dollars
         ($12,000) payable in monthly installments;

                  (b) Five (5) weeks of vacation with respect to each Employment Year; and

                  (c) Disability insurance providing a benefit equal to seventy-five percent (75%) of Employee's base salary. The Employee shall be permitted to pay the minimum amount necessary so that any Disability benefits received by the Employee will not be subject to federal income tax.

         2.3 RELOCATION COSTS.
             -----------------

                  (a) The Company will reimburse Employee for:

                           (i) The reasonable costs of moving Employee's
                  household goods from Dallas, Texas to the Austin Area;

                           (ii) The closing costs of selling Employee's home in
                  Dallas, Texas, not to exceed the usual and customary costs of closing to be borne by the seller of a home in Dallas, Texas, including a reasonable broker's commission; and

                           (iii) The closing costs of purchasing a home in the
                  Austin Area, not to exceed the usual and customary costs of closing to be borne by the buyer of a home in the Austin Area.

                  (b) The Company will loan Employee up to five hundred thousand dollars ($500,000) to be applied to the purchase of a home in the Austin Area that is comparable to Employee's current home in Dallas, Texas. This amount will become payable by the Company no later than seven (7) days prior to the closing of the escrow (or at a prior time when those amounts become payable by Employee). This amount must be returned to the Company, should the Employee not actually purchase the home. The amount of the loan will be the difference between (i) the net purchase price of a comparable home in the Austin, Area, and (ii) the net selling price of Employee's home in Dallas, Texas. For example, if the net purchase price of the home in the Austin Area is $1,250,000 and the net selling price of Employee's home in Dallas, Texas is $750,000, the loan will be for $500,000. If the net purchase price for a comparable home is $1,000,000 and the net selling price is $750,000, the loan will be for $250,000. Such loan will bear interest at the rate of seven percent (7%) per annum, compounded annually, will be secured by a junior deed of trust on the house purchased by Employee, and will be due and payable one hundred twenty (120) days after termination of Employee's employment with the Company. The loan, including all interest accrued thereon, will be subject to forgiveness at the time of, and in accordance with, the following provisions:

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                           (i) Twenty percent (20%) of the outstanding balance
                  of the loan, including all interest accrued thereon, will be forgiven on each anniversary of the Commencement Date, provided Employee is still employed by the Company on that date.

                           (ii) For purposes of this Agreement, the term "Change
                  in Control" means any of the following:

                                    (A) A successful tender offer for greater
                           than forty-five percent (45%) of the outstanding capital stock of the Company;

                                    (B) A sale of all or substantially all of
                           the assets of the Company; or

                                    (C) A merger or consolidation of the Company
                           with any other corporation in which the stockholders of the Company immediately preceding such merger or consolidation will not hold at least fifty-one percent (51%) of the outstanding capital stock of the surviving corporation (whether or not the Company is the surviving corporation) immediately after such merger or consolidation.

                           (iii) The outstanding balance of the loan, including
                  all interest accrued thereon, will be forgiven upon the:

                                    (A) Employee's death or Disability during
                           the term of this Agreement;

                                    (B) Employee's voluntary resignation
                           pursuant to Section 1.2(c) of this Agreement;

                                    (C) Termination of employment by Employee
                           upon a Change in Control; or

                                    (D) Company's termination of the employment
                           of Employee without Cause (as that term is defined in Section 2.4(i) of this Agreement).

         2.4 STOCK OPTION.
             -------------

                  (a) The Company will grant a nonqualified stock option to Employee allowing Employee to purchase five hundred thousand (500,000) shares of common stock of the Company ("Option"). The term of the Option will be for ten (10) years.

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                  (b) The exercise price per share under the Option will be
         twenty-seven dollars and fifty cents ($27.50), which was the closing price of the stock on September 9, 1997.

                  (c) The Option will vest in equal installments over a five (5) year period on the first, second, third, fourth, and fifth anniversaries of the Commencement Date. Except as otherwise expressly provided in this Agreement, in no event will Employee vest upon any anniversary of the Commencement Date unless Employee is employed by the Company on such date.

                  (d) If Employee voluntarily resigns or is terminated for Cause (as that term is defined in Paragraph (i) below) prior to the expiration of this Agreement, Employee can exercise the vested portion of the Option not later than the ninetieth (90th) day following the effective date of his resignation or termination, at which time the unexercised portion of the Option (whether vested or not) will be forfeited.

                  (e) If Employee is terminated for a reason that does not constitute Cause prior to the expiration of this Agreement, the entire Option will become immediately exercisable and remain exercisable for ninety (90) days following the effective date of his termination, at which time the unexercised portion of the Option will be forfeited.

                  (f) Upon the death or Disability of the Employee:

                           (i) Employee will be entitled to the additional
                  vesting (if applicable) at the end of the Employment Year during which the Employee's death or Disability occurs; and

                           (ii) Employee (or his personal representative or
                  estate, whichever is applicable) can exercise the vested portion of the Option not later than one (1) year following the date of his death or Disability, at which time the unexercised portion of the Option (whether vested or not) will be forfeited.

                  (g) If there is a Change in Control of the Company (as that term is defined in Section 2.3(b)(ii) of this Agreement), the Option will become immediately vested, unless the Company desires to use, and the acceleration of vesting would prevent the Company from using, the "pooling of interests" accounting method in connection with the Change in Control. Notwithstanding that acceleration in the vesting of the Option would be available, Employee may elect not to have the vesting accelerated.

                  (h) Although no antidilution rights are granted to Employee, should any such rights subsequently be granted to the other senior executive officers of the Company, such rights will be similarly extended to Employee, provided that Employee remains employed by the Company at that time.

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                  (i) For purposes of this Agreement, the term "Cause" means any of the following:

                           (i) Employee's failure or refusal to:

                                    (A) Materially perform his duties and
                           responsibilities as set forth in Section 1.2 of this Agreement; or

                                    (B) Devote all of his business time and
                           attention exclusively to the business and affairs of the Company in accordance with the terms of this Agreement;

                  in each case if such failure or refusal is not cured within thirty (30) days after written notice thereof to Employee by the Company;

                           (ii) The willful misappropriation by Employee of the
                  funds or property of the Company;

                           (iii) The use of alcohol or illegal drugs, materially
                  interfering with the performance of Employee's obligations under this Agreement, continuing after written warning;

                           (iv) Conviction of Employee in a court of law of, or
                  entering a plea of guilty or no contest to, any felony or any crime involving moral turpitude, dishonesty, or theft;

                           (v) The commission in bad faith by the Employee of
                  any act which materially injures or could reasonably be expected to materially injure the reputation, business, or business relationships of the Company;

                           (vi) Any material breach (not covered by any of
                  Subparagraphs (i) through (v) of this Paragraph (i)) of any term, provision, or condition of this Agreement, if such breach is not cured within thirty (30) days after written notice thereof to Employee by the Company; or

                           (vii) Material failure to meet the Annual Performance
                  Goals after Employee is provided with written notice by the Board of Directors of any such material failure and three (3) months after such notice Employee fails to meet the Interim Performance Goals for such three (3) month period.

                                    (A) For purposes of this Agreement, the term
                           "Annual Performance Goals" shall mean the targeted performance goals established for the Company by Employee and adopted by the Board of Directors for one (1) year, and the term "Interim Performance Goals"

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                           shall mean the reasonable targeted performance goals
                           established by the Board of Directors for the three
                           (3) month period following the failure to satisfy the Annual Performance Goals.

                                    (B) If Employee's employment is terminated
                           pursuant to this Subparagraph (vii), Employee will be entitled to receive two (2) year's base salary at his then current rate (payable at the regular payroll periods), and will be entitled to additional vesting of the Option granted pursuant to this Section 2.4 as if he were employed at the end of the Employment Year during which the Employee's termination occurs, and forgiveness of the outstanding balance of the loan (including all interest accrued thereon) in accordance with Section 2.3(b)(i) as if he were employed at the end of the Employment Year during which the termination of Employee's employment occurs.

         2.5 WITHHOLDING. Any amounts includible in Employee's income as a result of this Agreement (e.g., payments and forgiveness of debt) will be subject to all applicable legal requirements with respect to the withholding of federal, state, and local taxes and other normal withholdings.

         2.6 SEVERANCE BENEFITS.
             -------------------

                  (a) In the event Employee is terminated without Cause (as that term is defined in Section 2.4(i) of this Agreement), Employee shall receive the greater of:

                           (i) His then current base salary, as well as health,
                  life, and disability insurance for the remainder of the term of the Agreement, his guaranteed bonus (if unpaid) under
                  Section 2.1(b) of this Agreement, immediate vesting of his Option granted pursuant to Section 2.4, and forgiveness of the outstanding balance of the loan (including all interest accrued thereon) made pursuant to Section 2.3(b) of this Agreement; or

                           (ii) Two (2) year's base salary, health, life, and
                  disability insurance, immediate vesting of his Option, and forgiveness of the outstanding balance of the loan (including all interest accrued thereon) made pursuant to Section of this Agreement.

                  (b) In the event the term of this Agreement expires and the Company determines not to continue the employment of Employee as Chairman on terms and conditions comparable for such position, then the Company shall pay to Employee as a severance benefit one (1) year's base salary at the Employee's then current rate. If Company extends such an offer on comparable terms and conditions and Employee refuses such offer, no amounts will become payable by Company to Employee by reason of this Paragraph (b).

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                  (c) In the event of a Change in Control of the Company (as that term is defined in Section 2.3(b)(ii) of this Agreement), Employee may elect, in his absolute discretion, to voluntarily resign and receive the following:

                           (i) Immediate vesting of the Option granted pursuant
                  to Section of this Agreement;

                           (ii) Forgiveness of the outstanding balance of his
                  loan (including interest accrued thereon) under Section 2.3(b) of this Agreement; and

                           (iii) One (1) year's base salary at the Employee's
                  then current rate.

                  (d) The Employee shall be under no obligation to mitigate his damages or to seek other employment and if the Employee obtains other employment, any compensation earned by Employee therefrom shall not reduce the Company's obligations to make the payments to Employee that are otherwise required under this Agreement.

                  (e) Any payments that are required pursuant to the terms of this Section 2.6 shall become payable at the same time those amounts would have been paid to Employee had his employment with the Company continued.

                                   ARTICLE III
                                    FIDELITY

         3.1 CONFIDENTIAL INFORMATION.
             -------------------------

                  (a) Employee agrees not to disclose any Confidential Information (as that term is defined in Paragraph (e) below) of the Company, including information received in confidence from the Company or from others, whether before, during, or after Employee's employment with the Company, except upon the prior written consent of the Company.

                  (b) Employee acknowledges that the Confidential Information of the Company includes matters conceived or developed by Employee, as well as matters learned by Employee from other employees or agents of the Company.

                  (c) Any Confidential Information that Employee may prepare, use, or come into contact with will be and remain the Company's sole property and will not be removed from the Company's premises without its written consent, except as required in accordance with Employee's performance of Employee's duties hereunder, and will be returned to the Company, together with all copies, summaries, and extracts thereof, upon termination of this Agreement.

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                  (d) Except as the Company may otherwise consent or direct in writing, Employee will not, sell, use, lecture upon, or publish any Confidential Information or authorize anyone else to do those things at any time either before or after the expiration of this Agreement.

                  (e) For purposes of this Agreement, the term "Confidential Information" means information (i) disclosed to or known by Employee as a consequence of or through Employee's employment by the Company, (ii) not generally known outside the Company, and (iii) that relates to the Company. Confidential Information will also include the Company's proprietary information (such as trade secrets).

                  (f) This Section 3.1 will continue in full force and effect after the expiration of this Agreement.

         3.2 COMPETITION.
             ------------

                  (a) The following provisions of this Section 3.2 will apply from the Commencement Date until the earliest to occur of the following events:

                           (i) Two (2) years;

                           (ii) The remainder of the term of this Agreement; or

                           (iii) The maximum period during which the provisions
                  of this Section 3.2 can be enforced under Texas law.

                  (b) The following provisions of this Section 3.2 will not apply if the Company terminates the employment of Employee for a reason that does not constitute "Cause" under Subparagraphs (i) through (vi) of Section 2.4(i) of this Agreement.

                  (c) Except in furtherance of the execution of Employee's duties under this Agreement, Employee expressly covenants and agrees that Employee will not, without the prior written consent of the Board of Directors, either acting alone or in conjunction with others, directly or indirectly:

                           (i) Engage in any competition with the Company with
                  respect to those products or services of a type for which Employee had responsibility for at the Company;

                           (ii) Solicit business of any type engaged in by the
                  Company (or by any subsidiary or affiliate of Company) with respect to those products or services of a type for which Employee had responsibility for at the Company from any person or business which is an account, customer, or client of the Company (or any subsidiary or affiliate of the Company);

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                           (iii) Induce or attempt to influence any such
                  account, customer, or client to curtail or cancel his or its business with the Company (or any subsidiary or affiliate of Company); or

                           (iv) Induce or attempt to influence any employee to
                  terminate his or her employment with the Company (or with any subsidiary or affiliate of the Company).

         3.3 ENFORCEMENT. Because the remedy at law for any breach of the provisions of this Article III would be inadequate, Employee hereby consents to the granting of an injunction or other equitable relief enjoining any breach of these provisions by any court having jurisdiction without the necessity of proving actual monetary loss. In addition to such injunctive relief, the Company may pursue at law any remedies available to it.

                                   ARTICLE IV
                              MISCELLANEOUS MATTERS

         4.1 BINDING ON SUCCESSOR. The Company will not enter into any merger, acquisition, or other business combination with any other party in which the Company will not be the surviving entity unless the other party to that agreement consents to be bound by the terms of this Agreement.

         4.2 NO ASSIGNMENT. Except as required by law, Employee may not assign or alienate (voluntarily or involuntarily) any right to receive payments under this Agreement.

         4.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to the conflict of laws provisions thereof.

         4.4 CAPTIONS. The captions of this Agreement are included solely for convenience of reference and have no force or effect.

         4.5 AMENDMENTS. This Agreement may not be amended, modified, or waived in any manner other than by a written agreement executed by the parties to this Agreement. The waiver by either party of compliance with any provision of this Agreement by the other party will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the other party of any provision of this Agreement.

         4.6 NOTICES. All notices and other communications hereunder will be sufficient if in writing and either hand-delivered or mailed by registered or certified mail, return receipt requested, with postage prepaid, to the parties at the following addresses (or to such other address or addresses as either party shall have designated in writing to the other party hereto):

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                  IF TO THE COMPANY:
                  ------------------
                  IXC Communications, Inc.
                  5000 Plaza on the Lake, Suite 200
                  Austin, Texas 78746
                  Attn:  Ralph J. Swett, Chairman

                  IF TO EMPLOYEE:
                  ---------------
                  Benjamin L. Scott
                  c/o IXC Communications, Inc.
                  5000 Plaza on the Lake, Suite 200
                  Austin, Texas  78746

         4.7 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

         4.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement constitutes the full and complete understanding and agreement of the parties and supersedes all prior understandings and agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year indicated above.

BENJAMIN L. SCOTT, an individual               IXC COMMUNICATIONS, INC.

/s/ Benjamin L. Scott                          By:   /s/ Ralph J. Swett
-------------------------------------             ------------------------------

                                               Its:  Chairman
                                                  ------------------------------

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